QuickLinks -- Click here to rapidly navigate through this document

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
DPAC TECHNOLOGIES CORP.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

DPAC TECHNOLOGIES CORP.
7321 Lincoln Way
Garden Grove, California 92841

June 20, 2003

TO THE SHAREHOLDERS OF DPAC TECHNOLOGIES CORP.

        The Annual Meeting of Shareholders of DPAC Technologies Corp. (the "Company" or "DPAC") will be held at the Company's offices located at 7321 Lincoln Way, Garden Grove, California on August 14, 2003 at 10:00 a.m., California time.

        The Annual Report for the fiscal year ended February 28, 2003 is enclosed. At the shareholders' meeting, we will discuss in more detail the subjects covered in the Annual Report as well as other matters of interest to shareholders.

        The enclosed proxy statement explains the items of business to come formally before the Annual Meeting. As a shareholder, it is in your best interest to express your views regarding these matters by signing and returning your proxy. This will ensure the voting of your shares if you do not attend the Annual Meeting.

        Your vote is important regardless of the number of shares of the Company's Stock you own, and all shareholders are cordially invited to attend the Annual Meeting. To ensure your representation at the Annual Meeting, please mark, sign, date and mail the enclosed proxy card promptly in the return envelope provided, which requires no postage if mailed in the United States. The giving of a proxy will not affect your right to vote in person if you attend the Annual Meeting. Please note, however, that if a broker, bank or other nominee holds your shares of record and you wish to vote at the Annual Meeting, you must obtain from the record holder a proxy issued in your name.

Sincerely yours,
/s/ Richard J. Dadamo
Richard J. Dadamo Chairman of the Board

DPAC TECHNOLOGIES CORP.
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held on August 14, 2003

To the Shareholders of DPAC Technologies Corp.:

        Notice is hereby given that the Annual Meeting of Shareholders of DPAC Technologies Corp. will be held on Thursday, August 14, 2003 at 10:00 a.m. at the Company's offices located at 7321 Lincoln Way, Garden Grove, California for the following purposes:

  1.
  To elect seven directors for the ensuing year to serve until the next annual meeting of shareholders and until their successors are chosen.

  2.
  Other business that may properly come before the Annual Meeting and any adjournments Thereof; however, we know of no such other matters at this time.

        The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

        The Board of Directors has fixed the close of business on June 9, 2003, as the record date for determination of shareholders entitled to notice of and to vote at the Annual Meeting.

Even though you may expect to be personally present at the Annual Meeting, please be sure that the enclosed proxy card is properly completed, dated, signed and returned without delay in the accompanying envelope. No postage need be affixed if mailed in the United States.

WILLIAM M. STOWELL
Secretary

DPAC TECHNOLOGIES CORP.
7321 Lincoln Way
Garden Grove, California 92841

PROXY STATEMENT
For
Annual Meeting of Shareholders
August 14, 2003

GENERAL INFORMATION

Solicitation, Revocation and Voting of Proxies

        This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of DPAC Technologies Corp. (the "Company" or "DPAC"), for use at the Annual Meeting of Shareholders to be held at 10:00 a.m. local time on August 14, 2003, at the Company's offices located at 7321 Lincoln Way, Garden Grove, California, and at any and all adjournments thereof (the "Annual Meeting"). It is anticipated that this Proxy Statement and accompanying proxy will first be mailed to shareholders on or about June 24, 2003. Such proxies will be used for the following purposes:

        To consider and vote upon the following matters described in this Proxy Statement:

  1.
  To elect seven directors for the ensuing year to serve until the next annual meeting of shareholders and until their successors are chosen.

        Other business that may properly come before the Annual Meeting and any adjournments thereof. As to any other matters or business which may be brought before the Annual Meeting, a vote may be cast pursuant to the accompanying proxy in accordance with the judgment of the persons voting the shares, but management does not know of any such other matters or business to come before the Annual Meeting. A shareholder may revoke his or her proxy at any time prior to the voting of shares by voting in person at the Annual Meeting or by filing with the Secretary of the Company a duly executed proxy bearing a later date or an instrument revoking the proxy.

        The Company will pay the costs of solicitation of proxies. In addition to soliciting proxies by mail, the Company's officers, directors and other regular employees, without additional compensation, may solicit proxies personally or by other appropriate means. Banks, brokers, fiduciaries and other custodians and nominees who forward proxy soliciting material to their principals will be reimbursed their customary and reasonable out-of-pocket expenses.

Record Date and Voting Rights

        Only shareholders of record of the Company's Common Stock as of the close of business on June 9, 2003 will be entitled to vote at the Annual Meeting. On June 9, 2003, there were outstanding 21,006,664 shares of Common Stock, which constituted all of the outstanding voting securities of the Company, each of which is entitled to one vote per share. A majority of the shares entitled to vote, represented in person or by proxy, constitutes a quorum at the Annual Meeting. Abstentions and broker non-votes are counted as present for purposes of determining the existence of a quorum.

        In the election of directors only, each shareholder has the right to cumulate his or her votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of shares he or she is entitled to vote, or to distribute his or her votes on the same principle among as many candidates as he or she sees fit. No shareholder is entitled to cumulate votes unless the name of every candidate for whom such votes would be cast has been placed in nomination prior to the voting and the shareholder has given notice at the meeting prior to the voting of such shareholder's intention to cumulate his or her votes.

        If voting for directors is conducted by cumulative voting, the persons named on the enclosed proxy will have discretionary authority to cumulate votes among the nominees with respect to which authority was not withheld or, if the proxy either was not marked or was marked for all nominees, among all nominees. In any case, the proxies may be voted for less than the entire number of nominees if any situation arises which, in the opinion of the proxy holders, makes such action necessary or desirable.

Required Votes

        As to Proposal 1, the election of directors, the candidates receiving the highest number of votes, up to the number of directors to be elected, will be elected directors. Abstentions, broker non-votes and votes withheld have no legal effect.

ELECTION OF DIRECTORS
(Proposal 1)

        The seven directors to be elected at the Annual Meeting will hold office until the next Annual Meeting of Shareholders and until the election and qualification of their respective successors. All proxies received by the Board of Directors will be voted for the nominees listed below if no direction to the contrary is given. In the event that any nominee is unable or declines to serve, an event that is not anticipated, the proxies will be voted for the election of any replacement nominee who may be designated by the Board of Directors.

  The Board recommends voting "For" the seven nominees listed below.

        Set forth below is information concerning the nominees for director:

Name and Year First Became a Director	Age	Position with Company (in addition to Director) and Principal Occupation During the Past Five Years
Richard J. Dadamo 1999	75	Mr. Dadamo served as interim CEO of the Company from August 11, 1998 to January 29, 1999 and is currently Chairman of the Board. He had previously held top-level positions at The Earth Technology Corporation, American International Devices, TRW, Inc. and Electronic Memories and Magnetics. He has written four books on management, holds management seminars, has a monthly newsletter and is currently on the board of directors of two private companies.
Ted Bruce 1999	45
		Mr. Bruce joined the Company as its president in 1999 and was elected its CEO a month later. Prior to joining DPAC Technologies, Mr. Bruce was with Toshiba America Electronic Components from 1989, where he served as Senior Manager of North America Manufacturing. He also served as the Product Line Manager for the Card, SRAM and Nonvolatile departments and as a Product Marketing Engineer of the standard speed SRAM. He is a 16-year veteran of manufacturing, engineering, sales and marketing within the semiconductor industry, in both the commercial and military markets.

Samuel W. Tishler 2000	65
		Mr. Tishler, an independent consultant recently retired as vice president for Corporate Development for Acterna Corporation, (Nasdaq:ACTR), a manufacturer of telecommunications test equipment, and is an experienced strategic planning and venture investment professional. He was a vice president of Arthur D. Little Enterprises, Inc. from 1977 to 1986 and a founder of Arthur D. Little Ventures. He also was a vice president of Raytheon Ventures from 1987 to 1994, and in that capacity was responsible for its venture capital portfolio. Mr. Tishler has also served on many of the Boards of venture-backed companies, including Viewlogic Systems and Kloss Video Corporation. Mr. Tishler's broad strategic planning background includes the early development of technology concepts from planning to development and execution.
Gordon M. Watson 2000	67
		In 1998, Mr. Watson founded Watson Consulting, LLC, a management consultant firm serving small technology companies. Before that, Mr. Watson was a Regional Director for Lotus Consulting, a division of Lotus Development Corp. From 1988 until 1996 he was General Manager of OS Development Div. And VP of Business Development for Locus Computing Corp. prior to their acquisition by Platinum Technologies, Inc. Prior to joining Platinum, he served in various senior management positions overseeing operations and sales for technology equipment manufacturing concerns. Mr. Watson also taught engineering at the University of California, Irvine and spent one year conducting national lectures for Data Tech Institute. He holds a Bachelor of Science degree in engineering from UCLA.
Richard H. Wheaton 2000	67
		Since 1964, Mr. Wheaton has worked as a management consultant who has been concerned with strategy formulation, organizational development, identification of overseas markets and market entry alternatives, development of financial and operational measures of management effectiveness, and the design and implementation of financial reporting systems. Mr. Wheaton was employed by Price Waterhouse as a partner from 1964 to 1996. He previously worked for TRW from 1960 to 1964 and IBM from 1957 to 1960. For the past six years, he has taught courses in the University of California—Irvine MBA Program.
John W. Hohener 2002	48
		Mr. Hohener is Senior Vice President and Chief Financial Officer of TRC, an engineering services firm that provides innovative solutions to the environmental, power and transportation markets. Mr. Hohener joined TRC in 2002. Prior to joining TRC, Mr. Hohener was the CFO of Intridia Corporation from 2000 to 2001 the Co-founder, Vice President, CFO & Treasurer of Smartflex Systems, a high-tech electronics contract manufacturer with annual revenues of $180 million from 1988 to 1999, and the Director of Corporate Accounting at Silicon Systems, which has since been sold to Texas Instruments from 1980 to 1988. Mr. Hohener has a BS degree from the University of California at Berkeley and a MBA from Pepperdine University.

Creighton (Kim) Early	50
Mr. Early is currently a Consulting Principal in the Environmental Financial Consulting Group. From 1988 through 2002, Mr. Early served several management positions while employed by Earth Tech, Inc.; including Chief Financial Officer from June 1988 through October 1999 and as President of the company's Global Water Management Division from November 1999 through December 2002. Prior to joining Earth Tech, Mr. Early held senior level finance positions at electronics manufacturer's: Informer, Inc., Schiff Photo Mechanics and Hi-Tek Corporation. Mr. Early has a BS from Ohio State University and an MBA from the University of Michigan.

EXECUTIVE OFFICERS

        The following information is provided with respect to the Company's current executive officers. Officers serve at the discretion of the Board of Directors. Information for Mr. Ted Bruce is provided under the heading "Election of Officers" above.

Name and Year First Became an Officer	Age	Position with Company and Principal Occupation During the Past Five Years
John P. Sprint 1991	41	Mr. Sprint has served as Chief Operating Officer since March 2000. He joined Company in 1990, where he has served in several management positions; including Vice President of Manufacturing, Vice President of Operations from January 1998 until June 1999 and Executive Vice President of Operations from June 1999 until March 2000. From 1986 until joining the Company in 1990, Mr. Sprint was a manager in the test, manufacturing and thick film department at Northrop Electronics Division.
William M. Stowell 1987	47
		Mr. Stowell has served as Vice President, Finance and Chief Financial Officer of the Company since 1987. Mr. Stowell is a CPA with a Bachelor of Science degree in accounting from the University of Southern California and has a teaching credential in accounting and management information systems. Prior to joining the Company, he served as Chief Financial Officer for Hughes Enterprises and prior to that he served as an audit manager at Price Waterhouse & Co.

Directors' Compensation

        The Company pays its non-employee directors $1,500 for each Board meeting attended. The Audit Committee Chairman is paid $750 and other audit committee members are paid $500 for meetings. For other committees the Committee Chairman is paid $500 per meeting and Committee members are paid $300 per meeting, for a meeting held which is not held on the same day as a Board meeting. The board members are reimbursed out-of-pocket expenses for attending such meetings.

        In fiscal year 2003, the Company awarded stock options to a non-employee directors as follows:

Name	Number of Securities Underlying Options Granted	Date of Grant	Exercise Price/Share	Expiration Date
Gordon Watson	20,000	3-01-02	$3.10	3-01-12
Samuel Tishler	20,000	3-01-02	$3.10	3-01-12
Richard Wheaton	20,000	3-01-02	$3.10	3-01-12
John Hohener	20,000	11-01-02	$1.39	11-01-12

Information Concerning Board and Committee Meetings

        The Company's Board of Directors held five meetings during the fiscal year ended February 28, 2003. Each director attended or participated in at least 75% of the aggregate number of Board meetings and committee meetings (held during the period when he was a member thereof).

AUDIT COMMITTEE REPORT

        The following report will not be deemed to be incorporated by reference into any of DPAC's previous or future filings under the Securities Act or the Exchange Act, notwithstanding anything to the contrary in any filing.

        The members of the Audit Committee are Richard Wheaton, John Hohener and Kim Early, each of whom is a member of our Board of Directors and qualifies as "independent" as defined under Rule 4200(a)(15) of the National Associations of Securities Dealers' listing standards. The Audit Committee is responsible for, among other things, periodically reviewing the financial condition and the results of audit examinations of the Company with its independent accountants. The Audit Committee met four times during the last fiscal year.

        The Audit Committee is comprised of the above three mentioned directors. Each member is financially literate and two members have prior professional experience in finance and/or accounting. None of the members of the Committee are or have been officers or employees of DPAC. The Committee operates under a written charter. The Company's Board of Directors adopted the written charter for the Audit Committee and was filed with the Securities and Exchange Commission on June 13, 2001. The charter has been updated, approved by the DPAC Board and is included as an appendix to the Company's Proxy Statement.

        The primary function of the Audit Committee is to provide advice with respect to DPAC's financial matters and to assist our Board of Directors in fulfilling its oversight responsibilities regarding finance, accounting, tax and legal compliance. The Audit Committee's primary duties and responsibilities, as governed by DPAC Technologies Corp. Audit Committee Charter that includes:

  •
  Selecting and retaining of the external audit firm to audit the financial statements of the Corporation.

  •
  Overseeing the external audit firm's relationship; includes discussions, receiving and reviewing audit reports and provides the external auditor full access to the committee and the board, to report on any and all appropriate matters.

  •
  Reviewing and advising the full board regarding any management letters or internal control memorandum prepared by the external audit firm. Monitor implementation of recommendations submitted by the external audit firm.

  •
  Reviewing the audited financial statements and discussing them with management and the external audit firm.

  •
  Discussing with management the quality and adequacy of the company's internal controls as reported by the external audit firm.

  •
  Discussing with management the status of pending litigation, taxation matters and other areas of oversight to the legal and compliance area as may be appropriate.

  •
  Reporting audit committee activities to the full board and issue annually a report to be included in the proxy statement.

REVIEW OF DPAC'S AUDITED FINANCIAL STATEMENTS FOR THE FISCAL YEAR ENDED FEBRUARY 28, 2003

        The Audit Committee has reviewed and discussed DPAC's audited financial statements for the fiscal year ended February 28, 2003 with DPAC's management. The Audit Committee has discussed with Deloitte & Touche, LLP, DPAC's independent public accountants, the matters required to be discussed by Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU Section §380). The Audit Committee has also received the written disclosures and the letter from Deloitte & Touche, LLP required by Independence Standards Board Standard #1 (Independence Discussion with Audit Committee) and the Audit Committee has discussed with Deloitte & Touche, LLP, its independence from the Company.

        Based on the Audit Committee's review and discussions noted above, the Audit Committee recommended to our Board of Directors that DPAC's audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended February 28, 2003 for filing with the SEC.

AUDIT COMMITTEE
Richard H. Wheaton Kim Early John W. Hohener

COMPENSATION COMMITTEE REPORT

        The Compensation Committee reviews general programs of compensation and benefits for all employees and makes recommendations to our Board of Directors concerning compensation paid to our executive officers, directors and certain key employees. The Compensation Committee also administers our stock-based compensation plans, including our 1996 Stock Option Plan, which allows the Compensation Committee to grant incentive stock options to eligible key employees, officers, directors and consultants. The members of the Compensation Committee were Gordon Watson and Richard Wheaton. The Compensation Committee met five times during the last fiscal year.

        COMPENSATION PHILOSOPHY AND OBJECTIVES.    The overall philosophy underlying the decisions and recommendations of the Compensation Committee is to recognize and reward results and achievements at both the individual and company level by linking compensation to such achievement. Consistent with this philosophy, the Compensation Committee has the following objectives for our executive compensation program:

  •
  Encourage the achievement of desired individual and company performance goals by rewarding such achievements.

  •
  Provide a program of compensation that is competitive with comparable companies to enable us to attract and retain key executive talent.

  •
  Align the interests of our executives with the interests of our shareholders by linking compensation to company opportunities for long-term ownership.

        In making recommendations to our Board of Directors, the Compensation Committee considers factors such as company performance, both in isolation and in comparison to companies of comparable profitability, complexity and size; the individual performance of each executive officer; our historical compensation levels; the overall competitive environment for executives and the level of compensation necessary to attract and retain the level of key executive talent that we desire. In analyzing these factors, the Compensation Committee may from time to time review competitive compensation data gathered in comparative surveys or collected by independent consultants.

        SECTION 162 (m).    Section 162 (m) of the Internal Revenue Code limits our ability to deduct certain compensation in excess of one million dollars paid to our chief executive officer and each of our four most highly compensated executives. In fiscal year 2003, we did not pay "compensation" within the meaning of Section 162 (m) in excess of one million dollars to our executive officers, and we do not believe that we will do so in the near future. As a result, we have not established a policy for qualifying compensation paid to our executive officers for deductibility under Section 162 (m), but will formulate such a policy if compensation levels ever approach one million dollars.

        CHIEF EXECUTIVE OFFICER COMPENSATION.    The Compensation Committee determines the Compensation of the Chief Executive Officer using the same criteria as the other executive officers. In fiscal year 2003, Mr. Bruce's salary was $235,400. In determining comparison companies and comparison salaries of other chief executive officers, effective March 1, 2003, Mr. Bruce's salary was increased to $300,000. In addition, Mr. Bruce received an option on April 11, 2003 to purchase 250,000 shares of Common Stock at a price of $1.03, which represents the fair market value of the Common Stock on the grant date. The grant has immediate vesting on 100,000 options with the balance vesting over a two year period. Mr. Bruce is under an employment contract with DPAC.

COMPENSATION COMMITTEE Gordon Watson Richard Wheaton

INDEPENDENT DIRECTORS COMMITEE

        During fiscal year 2003, the Board of Directors formed an Independent Directors Committee. This committee is comprised of only outside independent board members. The committee met twice during fiscal year 2003. The purpose of the Independent Directors Committee is to meet separately from the entire Board and provide independent discussions and recommendations to management, oversee the Company and Board responsibilities from an independent view and ensure that Board members are aware of new items affecting public companies.

Compensation Committee Interlocks and Insider Participation

        No member of the Compensation Committee during the 2003 fiscal year was an officer or employee of the Company or formerly an officer of the Company. No member of the Compensation Committee had any relationship requiring disclosure by the Company under any paragraph of Item 404 of Regulation S-K. Additionally, there is no relationship between any of our executive officers or any member of the Compensation Committee and any member of another company's board of directors or compensation committee that requires disclosure under Item 402(j)(3) of Regulation S-K.

FEES PAID TO THE INDEPENDENT ACCOUNTANTS

        The Company's independent auditor is the firm of Deloitte & Touche, LLP. A representative of Deloitte & Touche is expected to be present at the Annual Meeting and to be available to respond to appropriate questions, and will have the opportunity to make a statement.

Audit Fees

        Deloitte & Touche, LLP, the member firm of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, "Deloitte") billed or will bill DPAC aggregate fees of $105,000 and $85,800 for professional services rendered for the audit of the Company's annual financial statements for fiscal year 2003 and 2002, respectively, and for the reviews of the financial statements included in the Company's Quarterly reports on Form 10-Q for the first three quarters for fiscal year 2003 and 2002.

Audit-Related Fees

        The aggregate fees billed or to be billed by Deloitte & Touched in each of the last two years for assurance and related services that were reasonably related to the performance of the audit or review of the Company's financial statements were $0 for fiscal year 2003 and 2002. The nature of the services comprising these fees would have included, among other things, consultations and advice regarding material accounting and internal control issues.

Tax Fees

        The aggregate fees billed by Deloitte & Touche in each of the last two years for professional services related to tax compliance, tax advice and tax planning were $27, 545 in fiscal year 2003 and $69,000 in fiscal 2002. The nature of the services comprising these fees included preparation of federal and state tax returns and advice provided regarding state and local income taxes and sales taxes.

All Other Fees

        The Company did not engage Deloitte & Touche or pay or incur fees in each of the last two fiscal years for services other than those reported in the categories above.

Pre-Approval Policies

        The engagement of Deloitte & Touche for non-auditing services performed for the Company is limited to those instances in which such services are considered integral to the audit services that it provides or in which there is another compelling rationale for using its services. Pursuant to the Sarbanes-Oxley Act of 2002, all audit and permitted non-audit services to be performed by Deloitte & Touche require pre-approval by the Audit Committee.

EXECUTIVE COMPENSATION

        The following tables provide information concerning the compensation of our chief executive officer and the four most highly compensated executive officers other than the chief executive officer whose total salary and bonus exceeded $100,000 in fiscal year 2003 (the "Named Executives").

Summary Compensation Table

Long-Term Compensation
Annual Compensation
Name and Principal Position	Fiscal Year					Securities Underlying Options (#)	All Other Compensation(1)
		Salary		Bonus
Ted Bruce Chief Executive Officer, President	2003 2002 2001	$ $ $	235,400 220,000 200,000	$ $ $	172,000 220,000 57,000	100,800 160,000 -0-	$ $ $	3,000 3,000 3,000
Richard J. Dadamo Chairman of the Board	2003 2002 2001	$ $ $	104,000 107,000 72,000	$ $ $	30,000 25,000 110,000	-0- 60,000 -0-	$ $ $	3,000 3,000 3,000
John P. Sprint Chief Operating Officer	2003 2002 2001	$ $ $	185,000 164,000 154,750	$ $ $	43,000 85,000 31,000	37,000 76,000 60,000	$ $ $	49,511 3,000 3,000	(3)
Kevin E. Perry Vice President, Sales & Marketing(2)	2003 2002 2001	$ $ $	170,000 150,000 8,077	$ $	43,000 90,000 -0-	30,000 36,000 40,000	$ $ $	129,000 3,000 3,000	(2)
William M. Stowell Chief Financial Officer	2003 2002 2001	$ $ $	170,000 157,000 153,500	$ $ $	37,000 55,000 23,250	32,000 60,000 50,000	$ $ $	3,000 3,000 3,000

(1)
Fiscal Year 2003 includes Company contributions to the 401(k) Plan of $3,000 for each of the named Executives, which is the maximum an employee can receive. Other perquisites for each of the named Executives did not exceed the lesser of $50,000 or 10% of the total of annual salary and bonus for such individual and have not been included in the table.

(2)
Mr. Perry's employment with DPAC was terminated February 7, 2003. Under Mr. Perry's employment agreement, among other items, he is entitled to a six month severance and vesting of his outstanding options. Under the agreement, 75,500 stock options, at a price range of $1.71 to $3.10, became immediately vested.

(3)
DPAC has a contract with Mr. Sprint to fund his MBA program at Pepperdine University. This included costs of the program, expenses incurred for the program and paid time off for classes and group projects held during business hours. During fiscal year 2003, class fees and expenses of $46,511 were paid. The contract requires Mr. Sprint to successfully complete the MBA program and remain employed at DPAC for 18 months subsequent to this completion. If either of these terms is not met, a pro-rata repayment of costs and expenses will occur.

Employment Agreements and Change in Control Arrangements

        The Company is party to employment agreements and change in control arrangements with Mr. Bruce, Mr. Sprint and Mr. Stowell. These agreements were entered into on June 7, 2001. The initial term of each agreement was two years, and each agreement renews from year to year thereafter unless notice of non-renewal is given at least 120 days prior to expiration. The employment contracts generally require each employee to devote all of his working time and attention to our business. In addition, the agreements contain non-competition restrictions and covenants, including the employee from competing with us during employment and for a period thereafter. In addition, each employee has entered into a non-disclosure agreement relating to our intellectual property and proprietary information pursuant to which he has agreed to assign to us all intellectual property rights developed during the course of his employment.

        The compensation of the executives under these agreements is subject to annual review and adjustment by our compensation committee. The compensation of each executive under these agreements includes participation in option grants, reimbursement for all reasonable business expenses incurred by him on behalf of the Company, fringe benefits such as life and disability insurance, health insurance plans, pension, retirement and accident plans and an automobile allowance of $500 per month.

        Under these agreements, if such employee's employment is terminated by his death, he shall receive a lump sum payment of his salary through the expiration the of his employment agreement as then in effect. If his employment is terminated by his permanent disability, he will receive his salary in installments through the date of expiration of his employment agreement. If his employment is terminated by the Company without "cause" as defined in the employment agreement, or if the employment agreement is not automatically renewed, the employee will receive his salary and other benefits through the expiration of the employment agreement and for a period ranging between 18 and 24 months after the expiration date. All unvested options issued under any of the Company's stock plans to such employee will vest as of the termination date, and all such vested options will also immediately become exercisable and remain exercisable as if the executive had continued to be an employee for the period through the expiration date of the options.

        These employment agreements also contain provisions relating to termination in the event of a change in control of the Company. If a change of control (as defined in the agreement) occurs and such employee's employment was or is terminated during the period 6 months prior to such change of control or the period of 18 months following a change of control, other than for cause as defined in the agreement, then the Company shall pay such employee a lump sum amount equal to his salary for the period from the termination date through the expiration date of the agreement then in effect and continue to extend all of the other benefits until the expiration date of the agreement as then in effect, and in addition the Company shall pay such employee as severance, his salary and other benefits commencing on the expiration date of the employment agreement and for a period of 24 months after the expiration date. Also upon a change of control, all unvested options issued under any of the Company's stock plans to such employee shall immediately vest, and all such vested options shall immediately become exercisable.

        These agreements differ as to job title, salary and certain other terms as described below:

        Mr. Bruce is employed as president and chief executive officer. The agreement provided for an annual base salary of $220,000 per annum. By amendment to the agreement, Mr. Bruce's compensation was adjusted from $235,400 to $300,000 on March 1, 2003. The compensation for Mr. Bruce also includes 25 days of personal time and sick time off with pay per annum.

        Mr. Sprint is employed as chief operating officer. The agreement provided for an annual base salary of $155,000 per annum. By amendment to the agreement, Mr. Sprint's compensation was adjusted to $185,000 on March 1, 2002 and was not adjusted on March 1, 2003. The compensation for Mr. Sprint also includes 21 days of personal time and sick time off with pay per annum.

        Mr. Stowell is employed as chief financial officer. The agreement provided for an annual base salary of $155,000 per annum. By amendment to the agreement, Mr. Stowell's compensation was adjusted to $170,000 on March 1, 2002 and was not adjusted on March 1, 2003. The compensation for Mr. Stowell also includes 21 days of personal time and sick time off with pay per annum.

Option Grants In Last Fiscal Year

        The following table sets forth certain information with respect to stock options granted to each of the Named Executives in fiscal year 2003, including the potential realizable value over the ten-year term of the options, based on assumed rates of stock appreciation of 5% and 10%, compounded annually. These assumed rates of appreciation comply with the rules of the SEC and do not represent our estimate of future stock price. Actual gains, if any, on stock option exercises will be dependent on the future performance of our Common Stock.

							Potential realizable Value at assumed annual rates of stock price appreciation for option term
	Number of Securities Underlying Options Granted(1)		% of Total Options Granted to Employees in Fiscal Year
Name					Exercise Price Per Share(2)	Expiration Date
							5%		10%
Ted Bruce	50,000 15,000 35,800	(3) (4)	9.6 2.9 6.9	% % %	3.10 1.71 1.60	3/01/12 7/25/12 9/10/12	$ $ $	97,500 16,100 36,000	$ $ $	247,000 40,900 91,300
Richard J. Dadamo	-0-		-0-
John P. Sprint	25,000 12,000	(3)	4.8 2.3	% %	3.10 1.71	3/01/12 7/25/12	$ $	48,700 12,900	$ $	123,500 32,700
Kevin E. Perry	20,000 10,000	(3)	3.8 1.9	% %	3.10 1.71	3/01/12 7/25/12	$ $	39,000 10,800	$ $	98,800 27,300
William M. Stowell	20,000 12,000	(3)	3.8 2.3	% %	3.10 1.71	3/01/12 7/25/12	$ $	39,000 12,900	$ $	98,800 32,700

(1)
Unless otherwise indicated, the options vest in 25% installments beginning one year after the grant date and are subject to earlier termination in the event of termination of employment, death and certain corporate events. Under the terms of the Company's Stock Option Plans, the Stock Option Committee may modify the terms of outstanding options, including the exercise price and vesting schedule.

(2)
Exercise price is fair market value of the Common Stock on the grant date.

(3)
Vesting of option is 50% on grant and 50% in one year.

(4)
Vesting of option is 33% in installments beginning one year after the grant date.

Aggregated Option Exercises In Last Fiscal Year and Fiscal Year-End Option Values

			Number of Securities Underlying Options at Fiscal Year-End
					Value of Unexercised In-the-Money Options at Fiscal Year-End(2)
Name	Shares Acquired on Exercise	Value Realized(1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Richard J. Dadamo	10,000	$15,750	195,500	7,500	$22,440	-0-
Ted Bruce	25,000	$43,750	490,000	115,800	$14,700	-0-
John P. Sprint	-0-	-0-	192,250	102,000	$18,562	-0-
Kevin E. Perry	-0-	-0-	40,500	65,500	-0-	-0-
William M. Stowell	1,500	$3,510	141,500	82,500	$11,220	-0-

(1)
Represents the difference between the aggregate market value on the date of exercise and the aggregate exercise price.

(2)
Represents the difference between the aggregate market value on February 28, 2003 ($1.33 share) and the aggregate exercise price.

Performance Graph

        The following graph compares the five-year cumulative total return on the Company's Common Stock to the total returns of 1) NASDAQ Stock Market Index and 2) Standard & Poor's Semiconductor Index. This comparison assumes in each case that $100 was invested on or about February 28, 1997 and all dividends were reinvested. The Company's fiscal year ends on or about February 28 each year.

*
$100 invested on 2/28/98 in stock or index-including reinvestment of dividends. Fiscal year ending February 28.

	Cumulative Total Return
	2/98	2/99	2/00	2/01	2/02	2/03
DPAC TECHNOLOGIES CORP.	100.00	60.78	205.90	62.75	97.25	41.73
NASDAQ STOCK MARKET (U.S.)	100.00	130.24	265.70	121.32	98.60	76.90
S & P SEMICONDUCTOR INDEX	100.00	134.56	302.83	133.97	124.74	72.97

OWNERSHIP OF COMMON STOCK

        The following table sets forth certain information as of June 2, 2003, with respect to ownership of the Company's Common Stock by each person who is known by the Company to own beneficially 5% or more of the Common Stock, each Named Officer, each director of the Company, each nominee for director, and all executive officers and directors of the Company as a group.

Name of Beneficial Owner (and Address of Each 5% Beneficial Owner)	Amount and Nature of Beneficial Ownership		Percentage of Class
EBTB II B.V. Euroventures Benelux Team B.V. Julianaplein 10 NL-5211 BC's Hertogenbosch The Netherlands	2,355,300	(1&2)	11.2%
Ownership in the separate funds:
—Euroventures Benelux I B.V. (76,500–**)			*
—Euroventures Benelux II B.V. (2,278,800–10.9%)
Current directors, director nominees, and executive officers:

Richard J. Dadamo	82,000	(3)	*
Ted Bruce	310,000	(4)	1.5%
John P. Sprint	86,250	(5)	*
William M. Stowell	49,000	(6)	*
John Hohener	10,000	(7)	*
Gordon Watson	11,000	(7)	*
Richard Wheaton	30,000	(7)	*
Samuel Tishler	11,000	(7)	*
Kim Early	10,000	(7)	*
All executive officers and directors as a group (ten)	599,250	(8)	2.9%

*
Less than 1%.

1)
Includes the shares owned by Euroventures Benelux I B.V. and Euroventures Benelux II B.V., which are widely held venture capital funds. According to filings made with the Securities and Exchange Commission pursuant to Section 13(d) of the Securities Exchange Act of 1934, Euroventures Benelux Team B.V. is the investment manager of both such funds and has voting and dispositive power over their shares of the Company's Common Stock, and EBTB II B.V. is an indirect beneficial owner of such shares. Under the rules set forth pursuant to the Securities Exchange Act of 1934, more than one person may be deemed to be a beneficial owner of the same securities.

2)
Mr. Roger Claes is managing director of Euroventures Benelux I B.V. and a partner and managing director of Euroventures Benelux Team B.V. and EBTB II B.V. Mr. Claes was a member of the Board of Directors of DPAC through August 10, 2001. See Note (1).

3)
. . . Includes 68,000 shares subject to options that are exercisable in-the-money within 60 days.

4)
. . . Includes 205,000 shares subject to options that are exercisable in-the-money within 60 days.

5)
. . . Includes 56,250 shares subject to options that are exercisable in-the-money within 60 days.

6)
. . . Represents 34,000 shares subject to options that are exercisable in-the-money within 60 days.

7)
. . . Includes 10,000 shares subject to options that are exercisable in-the-money within 60 days.

8)
See Notes (2) through (7) above.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        During fiscal year 2003, to the Company's knowledge, except as set forth immediately below, none of the Company's directors, officers or greater than 10% shareholders failed to file on a timely basis reports required under Section 16(a) of the Securities Exchange Act of 1934.

        Gordon Watson, a director, filed a late Form 4 report that covered one transaction.

        In making these disclosures, the Company has relied solely on written representations of its directors, executive officers and greater than 10% shareholders and copies of the Section 16 (a) reports that they have filed with the Securities and Exchange Commission.

SHAREHOLDER PROPOSALS

        Any shareholder intending to submit to the Company a proposal for inclusion in the Company's Proxy Statement and proxy for the 2004 Annual Meeting must submit such proposal so that the Company receives it no later than March 12, 2004.

ANNUAL REPORT

        A copy of the Annual Report on Form 10-K for the 2003 fiscal year, including the financial statements and the financial statements schedules required to be filed with the U.S. Securities and Exchange Commission, may be obtained by each shareholder of record and each beneficial holder on the record date, without charge. Copies of exhibits to the Form 10-K are available for a reasonable fee. All such requests should be made in writing to the Company at 7321 Lincoln Way, Garden Grove, California 92841, Attention William M. Stowell, Chief Financial Officer.

DISCRETIONARY AUTHORITY

        While the Notice of Annual Meeting of Shareholders calls for the transaction of such other business as may properly come before the meeting, the Board of Directors has no knowledge of any matters to be presented for action by the shareholders other than as set forth above. The enclosed proxy gives discretionary authority, however, to vote such proxy as the proxy holder determines in the event any additional matters should be presented.

WILLIAM M. STOWELL
Secretary

Date: June 10, 2003

DPAC TECHNOLOGIES CORP.
AUDIT COMMITTEE CHARTER
AUDIT COMMITTEE CHARTER—FISCAL YEAR 2/28/2003

        This charter shall be reviewed, updated and approved annually by the board of directors.

ROLE AND INDEPENDENCE

        The audit committee of the board of directors assists the board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and reporting practices of the corporation and other such duties as directed by the board. The membership of the committee shall consist of at least three directors who are generally knowledgeable in financial and auditing matters, including at least one member with accounting or related financial management expertise. Each member shall be free of any relationship that, in the opinion of the board, would interfere with his or her individual exercise of independent judgment, and shall meet the director independence requirements for serving on audit committees as set forth in the corporate governance standards of the Securities and Exchange Commission and NASDAQ. The committee is expected to maintain free and open communication (including private executive sessions at least annually) with the external audit firm and the management of the corporation. In discharging this oversight role, the committee shall have the resources and authority appropriate to discharge its duties, including the authority to select, retain at the company's expense, terminate and approve the fees and other retention terms of special or independent counsel, accountants or other experts, as it deems appropriate, without seeking approval of the board or management. The committee is empowered to investigate any matter brought to its attention. The board of directors shall appoint one member of the audit committee as chairperson. He or she shall be responsible for leadership of the committee, including preparing the agenda, presiding over the meetings, making committee assignments and reporting to the board of directors. The chairperson will also maintain regular liaison with the CEO, CFO, and the lead partner from the external audit firm.

RESPONSIBILITIES

        The audit committee's primary responsibilities include:

  •
  Selecting and retaining the external audit firm to audit the financial statements of the corporation. In so doing, the committee will request from the external audit firm a written affirmation that the auditor is in fact independent, discuss with the external audit firm any relationships that may impact the auditor's independence, and undertake whatever actions it deems necessary to oversee the external auditor's independence.

  •
  Overseeing the external audit firm's relationship by discussing with the external auditor the nature and rigor of the audit process, receiving and reviewing audit reports, and providing the external auditor full access to the committee and the board to report on any and all appropriate matters.

  •
  Reviewing and advising the full board regarding any management letters or internal control memorandum prepared by the external audit firm. Monitor implementation of recommendations submitted by the external audit firm.

  •
  Reviewing the audited financial statements and discussing them with management and the external audit firm. These discussions shall include consideration of the quality of the Company's accounting principles as applied in its financial reporting, including review of estimates, reserves and accruals, review of judgmental areas, review of audit adjustments whether or not recorded and such other inquiries as may be appropriate. Based on the review, the committee shall make its recommendation to the board as to the inclusion of the company's audited financial statements in the company's annual report on Form 10-K.

    •
    Reviewing with management and the external audit firm the quarterly financial information prior to the company's filing of Form 10-Q. This review may be performed by the committee or its chairperson.

    •
    Discussing with management, the quality and adequacy of the company's internal controls as reported by the external audit firm.

    •
    Discussing with management the status of pending litigation, taxation matters and other areas of oversight to the legal and compliance area as may be appropriate.

    •
    Reporting audit committee activities to the full board and issuing annually a report to be included in the proxy statement (including appropriate oversight conclusions) for submission to the shareholders.

-    DETACH PROXY CARD HERE    -

DPAC TECHNOLOGIES CORP.

PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD AUGUST 14, 2003
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned hereby appoints Ted Bruce and William M. Stowell, and each of them, the attorneys, agents and proxies of the undersigned, with full powers of substitution to each, to attend and act as proxy or proxies of the undersigned at the Annual Meeting of Shareholders of DPAC Technologies Corp., to be held at DPAC Technologies Corp. on August 14, 2003 at 10:00 a.m., and at any and all adjournments thereof, and to vote as specified herein the number of shares which the undersigned, if personally present, would be entitled to vote.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS NOMINATED BY THE BOARD OF DIRECTORS.

PLEASE SIGN AND DATE ON REVERSE SIDE

DPAC TECHNOLOGIES CORP.

Two New Ways to Vote
VOTE BY INTERNET OR TELEPHONE
24 Hours a Day - 7 Days a Week
It's Fast and Convenient

	INTERNET	OR		TELEPHONE	OR		MAIL
	www.proxyvoting.com/DPAC			1-888-426-7035
•	Go to the website listed above.		•	Use any touch-tone telephone.		•	Mark, sign and date your proxy card.
•	Have your proxy card ready.		•	Have your proxy card ready.		•	Detach your proxy card.
•	Enter your Control Number located above your name and address.		•	Enter your Control Number above your name and address.		•	Return your proxy card in the postage paid envelope provided.
•	Follow the simple instructions on the website.		•	Follow the simple recorded instructions.

              Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. If you have submitted your proxy by the Internet or telephone there is no need for you to mail back your proxy card.

-    DETACH PROXY CARD HERE IF YOU ARE NOT VOTING BY THE INTERNET OR TELEPHONE    -

1. Board of Directors recommends a vote FOR the nominees.
ELECTION OF DIRECTORS	☐	FOR all nominees listed below	☐	WITHHOLD AUTHORITY to vote for all nominees listed below	☐	*EXCEPTIONS
Nominees: 01 Richard J. Dadamo, 02 Ted Bruce, 03 Samuel W. Tishler, 04 Gordon M. Watson, 05 Richard H. Wheaton, 06 John W. Hohener and 07 Creighton (Kim) Early.
(INSTRUCTIONS: To withhold authority to vote for any individual nominee mark the "Exceptions" box and write that nominee's name on the space provide below.)
EXCEPTIONS

If you wish to vote in accordance with the recommendations of management, all you need to do is sign and return this card. The Trustee cannot vote your shares unless you sign and return the card.

Please sign exactly as name appears hereon. Joint owners should each sign. Where applicable, indicate position or representative capacity.
Dated: , 2002

Signature

Signature

Please Detach Here

- You Must Detach This Portion of the Proxy Card -
Before Returning it in the Enclosed Envelope

QuickLinks

DPAC TECHNOLOGIES CORP. 7321 Lincoln Way Garden Grove, California 92841
DPAC TECHNOLOGIES CORP. NOTICE OF ANNUAL MEETING OF SHAREHOLDERS To Be Held on August 14, 2003
DPAC TECHNOLOGIES CORP. 7321 Lincoln Way Garden Grove, California 92841
PROXY STATEMENT For Annual Meeting of Shareholders August 14, 2003
GENERAL INFORMATION
ELECTION OF DIRECTORS (Proposal 1)
EXECUTIVE OFFICERS
FEES PAID TO THE INDEPENDENT ACCOUNTANTS
EXECUTIVE COMPENSATION
Employment Agreements and Change in Control Arrangements
Aggregated Option Exercises In Last Fiscal Year and Fiscal Year-End Option Values
Performance Graph
OWNERSHIP OF COMMON STOCK
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
SHAREHOLDER PROPOSALS
ANNUAL REPORT
DISCRETIONARY AUTHORITY
DPAC TECHNOLOGIES CORP. AUDIT COMMITTEE CHARTER AUDIT COMMITTEE CHARTER—FISCAL YEAR 2/28/2003